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                                                                   EXHIBIT 10.66

                                 OSTEOTECH, INC.
                                 2000 STOCK PLAN
                         RESTRICTED STOCK UNIT AGREEMENT
                                 (FOR EMPLOYEES)

     THIS RESTRICTED STOCK UNIT AGREEMENT (the "Agreement"), is dated as of [____________, _____] (the "Grant Date") by and between Osteotech, Inc., a Delaware corporation (the "Company"), and [_________________], an employee of the Company or an employee of a subsidiary of the Company (the "Employee") located at _______________________________, pursuant to the Company's Amended and Restated 2000 Stock Plan (the "Plan").

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1.   Grant of Stock Units.

     Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee restricted stock units ("Stock Units") covering [__________] shares (the "Shares") of the Company's common stock (the "Common Stock"). Each Stock Unit represents one share of Common Stock.

2.   Vesting Schedule.

     (a) Subject to the Employee's not experiencing a termination of employment from the Company or its subsidiaries for any reason during the following vesting period, the interest of the Employee in the Stock Units shall vest, and Shares shall be issued in accordance with Section 3 below, as follows: 25% of the Shares shall vest on each anniversary of the Grant Date for four years. Therefore, provided the Employee has not ceased being an employee of the Company or its subsidiaries prior to the close of business on the fourth anniversary of the Grant Date, the interest of the Employee in the Stock Units shall become fully vested on that date, and all Shares will have been issued in accordance with Section 3 below on or prior to that date.

     (b) Except as otherwise provided for in this Agreement, if the Employee ceases to be employed by the Company or its subsidiaries for any reason including as a result of the Employee's death or disability (within the meaning of Section 22(e)(3) of the Code) prior to the end of the Restriction Period (as defined below), all Stock Units granted hereunder that have not vested by the Employee's termination date and that are held by the Employee as of such date shall be forfeited by, and no further rights shall accrue to, the Employee.

3.   Benefit Upon Vesting.

     Upon the vesting of the Stock Units, the Employee shall be entitled to receive, and the Company shall issue to the Employee, a number of Shares equal to the number of Stock Units that have vested on the applicable vesting date subject to Section 7 below.


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4.   Adjustment of Shares.

     (a) The number of shares issuable upon vesting of the Stock Units shall be adjusted proportionately in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Stock Units upon the occurrence of a stock split or reverse stock split of the Common Stock or a dividend payable to all holders of the Common Stock in shares of Common Stock. The provisions of this Section 4(a) reflect the determination of the Compensation Committee as authorized in Section 4(c) of the Plan.

     (b) In the event of a dissolution or liquidation of the Company all unvested Stock Units shall terminate.

     (c) In the event that the Company is a party to a merger or consolidation, the Stock Units shall be subject to the agreement of merger or consolidation. Such agreement, without the Employee's consent, may provide for:

          (i) The continuation of the Stock Units by the Company (if the Company is the surviving corporation);

          (ii) The assumption of the Plan and the Stock Units by the surviving corporation or its parent;

          (iii) The substitution by the surviving corporation or its parent of stock units with substantially the same terms as the Stock Units; or

          (iv) The cancellation of the Stock Units, provided that the Company shall have the right prior to such merger or consolidation to issue the Shares subject to the Stock Units in whole or in part, whether or not the Employee's right to issuance of the Shares subject to the Stock Units has otherwise accrued pursuant to Section 2 of this Agreement.

5.   Restrictions.

     Except as otherwise provided for in this Agreement or applicable law, the Stock Units or rights granted hereunder may not be sold, pledged or otherwise transferred until the Stock Units become vested in accordance with Section 2 and the Shares are issued under Section 3. The period of time between the Grant Date and the final date all of the Stock Units become fully vested is referred to herein as the "Restriction Period."

6.   No Stockholder Rights.

     Stock Units represent hypothetical shares of Common Stock. During the Restriction Period, the Employee shall not be entitled to any of the rights or benefits generally accorded to stockholders with respect to the Stock Units.

7.   Taxes.

     (a) The Employee shall be liable for any and all taxes of any nature and whether


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arising under U.S., state, local or foreign laws, including withholding taxes, interest or penalties arising out of this grant, the vesting of Stock Units hereunder, the transfer of Shares or other property in settlement of the Stock Units, or any subsequent transfer or disposition of the Shares or such property. In the event that the Company or the Employee's employer, including any affiliate or subsidiary qualified to deduct tax at source (the "Employer"), is required to withhold any amount (including in connection with income tax, employment or payroll taxes, social security contributions or other similar amounts, with such obligation in aggregate referred to herein as the "Withholding Obligation") as a result of any event occurring in connection with the Stock Unit, the Employee shall make a cash payment to the Company as necessary to cover all applicable Withholding Obligations at or prior to the time the event giving rise to the Withholding Obligation occurs; provided that
(i) the Company has the right to withhold a portion of the Shares otherwise to be delivered upon vesting of the Stock Units having a Fair Market Value equal to the amount of Withholding Obligation in accordance with such rules as the Company may from time to time establish, (ii) the Company or the Employer has the right, and the Employee in accepting this grant explicitly authorizes the Company, to deduct an amount equal to the Withholding Obligation from the Employee's compensation or (iii) the Company may establish alternative procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with the Stock Units, including any means described in
Section 8 of the Plan. The Employee will receive a cash refund for any payment of cash or fraction of a surrendered share not necessary to satisfy the Withholding Obligations.

     (b) The Employee acknowledges and agrees that the ultimate liability for any tax-related item legally due by Employee is and remains the Employee's responsibility and that the Company and or the Employer (i) make no representations nor undertakings regarding the treatment of any such tax items in connection with any aspect of this grant of Stock Units, including the vesting of Stock Units, subsequent payment of Common Stock and/or cash related to such Stock Units or the subsequent sale or other disposition of any Common Stock acquired pursuant to such Stock Units; and (ii) do not commit to structure the terms or any aspect of this grant of Stock Units to reduce or eliminate the Employee's liability for such tax items. The Company may refuse to deliver the benefit described in Section 3 if the Employee fails to comply with the Employee's obligations as set forth in this Section 7 (including if the Employee's cash compensation is not sufficient to satisfy such obligations).

8.   Data Privacy Consent.

     The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee's personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Employee's participation in the Plan. The Employee understands that the Company, its affiliates, its subsidiaries and the Employer hold certain personal information about the Employee, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Employee's favor for the purpose of implementing, managing and


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administering the Plan ("Data"). The Employee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Employee's country or elsewhere and that the recipient country may have different data privacy laws and protections than the Employee's country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the administrator of the Plan as may be designated from time to time by the Company (the "Plan Administrator"). The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee's participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Employee may elect to deposit any Common Stock acquired under the Plan. If the Employee is a citizen or resident of a country which is a member of the European Union, the Data will only be shared with third parties that are subject to the EU Privacy directive as locally implemented, the Safe Harbor framework or other adequate certification. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Employee understands that he or she may, at any time, review Data in order to correct, change or delete inaccurate information, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Plan Administrator in writing. The Employee understands that refusing or withdrawing consent may affect the Employee's ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Employee understands that he or she may contact the Plan Administrator at the Company.

9.   Plan Information.

     The Employee acknowledges that the Employee has access to and is deemed to have received a copy of the Plan from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company's website at http://www.osteotech.com/finreq.htm. The Employee acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Plan Administrator.

10.  Employee Acknowledgments.

     By accepting this grant of Stock Units, the Employee acknowledges and agrees that the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan or this Agreement. The Employee acknowledges that all decisions with respect to future grants, if any, will be at the sole discretion of the Company. The Employee's participation in the Plan shall not create a right to further employment with Employer and shall not interfere with the ability of Employer to terminate the Employee's employment relationship at any time with or without cause and it is expressly agreed and understood that employment is terminable at the will of either party, insofar as permitted by law. The Employee agrees that Stock Units, stock unit grants and resulting benefits are an extraordinary item that do not


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constitute compensation of any kind for services of any kind rendered to the
Company or the Employer and are outside the scope of the Employee's employment contract, if any, unless otherwise specifically provided in such employment contract. Stock Units, stock unit grants and resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments insofar as permitted by law. This grant of Stock Units will not be interpreted to form an employment contract or relationship with the Company, the Employer or any subsidiary or affiliate of the Company. The Employee acknowledges that the future value of the Shares is unknown, may increase or decrease from the date of grant or vesting of the Stock Units and cannot be predicted with certainty. In consideration of this grant of Stock Units, no claim or entitlement to compensation or damages shall arise from termination of this grant of Stock Units or diminution in value of this grant of Stock Units resulting from the Employee's termination of employment by the Company or the Employer for any reason whatsoever and whether or not in breach of any applicable laws. Upon the Employee's termination of employment (whether or not such termination constitutes a breach of local labor laws), the Employee's right to receive benefits shall be only as set forth in this Agreement and his or her termination of employment shall be effective as of the date that the Employee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); and the Board or Compensation Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of this grant of Stock Units. This entire Section 10 is subject to any provision to the contrary set forth in an employment contract, if any, between the Employee and the Company.

11.  Notices.

     All notices or other communications which are required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument given by personal delivery, air courier or registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may thereafter be designated in a written notice from such party to the other party:

     If to the Company, to:

          Attention: Chief Financial Officer
          Osteotech, Inc.
          51 James Way
          Eatontown, New Jersey 07724

     If to the Employee, to:

          Address provided above

     All such notices, advances and communications shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of


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air courier, on the business day after the date when sent and (c) in the case of mailing, on the third business day following such mailing.

12.  Miscellaneous.

     (a) The Company shall not be required to treat as the owner of Stock Units, and associated benefits hereunder, any transferee to whom such Stock Units or benefits shall have been so transferred in violation of this Agreement.

     (b) The Employee shall take whatever additional actions and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Employee pursuant to the express provisions of this Agreement.

     (c) The Plan is incorporated herein by reference. The Stock Units are issued pursuant to the Plan and are subject to its terms. No waiver or breach of any condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach of condition, whether of like or different nature. This Agreement is governed by the laws of the state of Delaware. In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Plan. Certain other important terms governing this Agreement are contained in the Plan. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (d) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.


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     (f) To the extent the Company determines that this Agreement is subject to
Code Section 409A, but does not conform with the requirements thereof, the Company may at its sole discretion amend or replace the Agreement to cause the Agreement to comply with Code Section 409A.

     (g) To the extent that the Company in good faith determines that any payment provided for hereunder (meaning, the vesting and obligation to issue any Shares hereunder) constitutes a "deferral of compensation" and that the Employee is a "key employee" (in each case as such terms are defined under Code Section
409A), no amounts shall be payable to the Employee pursuant hereto prior to the earliest of (a) the Employee's death following the date of Employee's termination of employment, or (b) the date that is six months following the date of the Employee's "separation from service" with the Company (within the meaning of Code Section 409A).

                            [SIGNATURE PAGE FOLLOWS]


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

                                        OSTEOTECH, INC.


                                        By:
                                            ------------------------------------
                                        Name: Sam Owusu-Akyaw
                                        Title: President and Chief
                                               Executive Officer


                                        By:
                                            ------------------------------------
                                            [Name of Employee]

EMPLOYEE SHOULD RETAIN THIS AGREEMENT FOR HIS OR HER RECORDS

NY 646351 v1


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